Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
WCA Waste Corporation
We consent to the use of our report dated October 17, 2005 incorporated by reference herein with respect to our audit of the financial statements of Meyer & Gabbert Excavating Contractors, Inc. for the year ended December 31, 2004. We also consent to our firm under the heading “Experts” in accounting and auditing.
/s/ Bobbitt, Pittenger & Company, P.A.
Bobbitt, Pittenger & Company, P.A.
Sarasota, Florida
February 14, 2006